UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  11/01/2006

Unitrin, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  0-18298

DE	95-4255452
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

One East Wacker Drive, Chicago, IL 60601
(Address of principal executive offices, including zip code)

312-661-4600
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 8.01.    Other Events

On November 1, 2006, Unitrin, Inc. announced that its Board of Directors increased the Company's authority to repurchase shares of the Company's common stock by 6.0 million shares. This increase is in addition to approximately 0.75 million shares remaining under the Board's previous authorization. On a split-adjusted basis, Unitrin has repurchased a total of approximately 57.5 million shares since 1990, or about 52% of the Company's shares originally outstanding in 1990.

Repurchases may be made from time to time at prevailing prices in open market or in privately-negotiated transactions, subject to market conditions and other factors. Repurchases will be financed through Unitrin's general corporate funds. Depending upon the amount of repurchases and other factors, Unitrin may also borrow funds under an existing bank credit agreement.

Attached as Exhibit 99.1 is the Press Release issued on November 1, 2006.

Information included in this report may contain or incorporate by reference information that includes or is based upon forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements give expectations or forecasts of future events. The reader can identify these statements by the fact that they do not relate strictly to historical or current facts. They use words such as "believe(s)," "goal(s)," "target(s)," "estimate(s)," "anticipate(s)," "forecast(s)," "project(s)," "plan(s)," "intend(s)," "expect(s)," "might," "may" and other words and terms of similar meaning in connection with a discussion of future operating or financial performance. Forward-looking statements, in particular, include statements relating to future actions, prospective services or products, future performance or results of current and anticipated services or products, sales efforts, expenses, the outcome of contingencies such as legal proceedings, trends in operations and financial results.

Any or all forward-looking statements may turn out to be wrong, and, accordingly, readers are cautioned not to place undue reliance on such statements, which speak only as of the date of their original release, rather than the date of this report. Forward-looking statements can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. Many such factors will be important in determining the Company's actual future results. These statements are based on current expectations and the current economic environment. They involve a number of risks and uncertainties that are difficult to predict. These statements are not guarantees of future performance; actual results could differ materially from those expressed or implied in the forward-looking statements.

Among the general factors that could cause actual results to differ materially from estimated results are:

-Changes in general economic conditions, including performance of financial markets, interest rates, unemployment rates and fluctuating values of particular investments held by the Company and its subsidiaries;
-Heightened competition, including, with respect to pricing, entry of new competitors and the development of new products by new and existing competitors;
-The number and severity of insurance claims (including those associated with catastrophe losses) and their impact on the adequacy of loss reserves;
-The impact of inflation on insurance claims, including, but not limited to, the effects attributed to scarcity of resources available to rebuild damaged structures, including labor and materials and the amount of salvage value recovered for damaged property;
-Orders, interpretations or other actions by regulators that impact the reporting, adjustment and payment of claims;
-Changes in the pricing or availability of reinsurance;
-Changes in the financial condition of reinsurers and amounts recoverable therefrom;
-Changes in industry trends and significant industry developments;
-Regulatory approval of insurance rates, policy forms, license applications and similar matters;
-Developments related to insurance policy claims and coverage issues including, but not limited to, interpretations or decisions by courts or regulators that may govern or influence insurance policy coverage issues arising with respect to losses incurred in connection with hurricanes;
-Governmental actions, including new laws or regulations or court decisions interpreting existing laws and regulations or policy provisions;
-Adverse outcomes in litigation or other proceedings involving the Company or its subsidiaries;
-Regulatory, accounting or tax changes that may affect the cost of, or demand for, the Company's products or services;
-The impact of residual market assessments and assessments for insurance industry insolvencies;
-Changes in distribution channels, methods or costs resulting from changes in laws or regulations, lawsuits or market forces;
-Changes in ratings by credit rating agencies and/or A.M. Best Co., Inc.;
-The level of success and costs expended in realizing economies of scale and implementing significant business consolidations and technology initiatives;
-Increased costs and risks related to data security;
-Absolute and relative performance of the Company's products or services; and
-Other risks and uncertainties described from time to time in the Company's filings with the Securities and Exchange Commission ("SEC").

No assurances can be given that the results contemplated in any forward-looking statements will be achieved or will be achieved in any particular timetable. The Company assumes no obligation to publicly correct or update any forward-looking statements as a result of subsequent events or developments. The reader is advised, however, to consult any further disclosures the Company makes on related subjects in filings made with the SEC.

Item 9.01.    Financial Statements and Exhibits

Exhibit 99.1 - Press Release dated November 1, 2006

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Unitrin, Inc.

Date: November 06, 2006	By:	/s/ Eric J. Draut
Eric J. Draut
Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-99.1	Press Release Dated November 1, 2006